EXHIBIT 5.1

                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               FOUR TIMES SQUARE
                              NEW YORK 10036-6522
                                   --------

                              TEL: (212) 735-3000
                              FAX: (212) 735-2000

                                                               November 27, 2006



MACRO Securities Depositor, LLC
73 Green Tree Drive # 9
Dover, DE 19904

            Re:  Claymore MACROshares Oil Down Holding Trust
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                 Claymore MACROshares Oil Down Tradeable Trust
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Dear Ladies and Gentlemen:

     We have served as counsel to MACRO Securities Depositor, LLC (the "Depositor"), in its capacity as depositor of the Claymore MACROshares Oil Down Holding Trust (the "Oil Down Holding Trust") and the Claymore MACROshares Oil Down Tradeable Trust (the "Oil Down Tradeable Trust," and, together with the Oil Down Holding Trust, the "Trusts") in connection with the formation of the Trusts and the preparation and filing of a Registration Statement on Form S-1 (Registration No. 333-135120), as amended (the "Registration Statement"), including the prospectus included in Part I of the Registration Statement (the "Prospectus"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "1933 Act"). The Registration Statement relates to the proposed registration under the 1933 Act of 7,500,000 shares of fractional undivided beneficial interest in and ownership of the Oil Down Holding Trust (the "Holding Shares") and 7,500,000 shares of fractional undivided beneficial interest in and ownership of the Oil Down Tradeable Trust (the "Tradeable Shares," and, together with the Holding Shares, the "Shares").

     We have examined originals and copies, certified or otherwise identified to our satisfaction, of all such agreements, certificates and other statements of corporate officers and other representatives of the Depositor and other documents as we have deemed necessary as a basis for this opinion. In such examination, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

     We have, when relevant facts material to our opinion were not independently established by us, relied to the extent we deemed such reliance proper upon written or oral

To MACRO Securities Depositor LLC
November 27, 2006
Page 2

statements of officers and other representatives of the Depositor. We have not made or undertaken to make any independent investigation to establish or verify the accuracy or completeness of such factual representations, certifications and other information.

     We express no opinion as to matters of law in jurisdictions other than the State of New York and the United States.

     Except as otherwise expressly set forth in this letter, our opinions are based solely upon the law and the facts as they exist on the date hereof and we undertake no, and disclaim any, obligation to advise you of any subsequent change in law or facts or circumstances which might affect any matter or opinion set forth herein.

     Based on the foregoing and subject to the qualifications set forth in this letter, we are of the opinion that (i) the Holding Shares, when issued in accordance with the terms of the Claymore MACROshares Oil Down Holding Trust Agreement, dated November [ ], 2006, among the Depositor, Investors Bank & Trust Company, as trustee ("Trustee"), Claymore Securities Inc. as the Administrative Agent (in such capacity, the "Administrative Agent") and a Marketing Agent (in such capacity, a "Marketing Agent"), and MACRO Financial, LLC as a Marketing Agent (a "Marketing Agent," and, together with the additional Marketing Agent, the "Marketing Agents"), including the receipt by the Trustee of the consideration required for the issuance of the Holding Shares, will be duly and legally issued and will be fully paid and non-assessable and (ii) the Tradeable Shares, when issued in accordance with the terms of the Claymore MACROshares Oil Down Tradeable Trust Agreement, dated November [ ], 2006, among the Depositor, the Trustee, the Administrative Agent and the Marketing Agents, including the receipt by the Trustee of the consideration required for the issuance of the Tradeable Shares, will be duly and legally issued and will be fully paid and non-assessable.

     This opinion letter is furnished by us, as counsel for the Depositor, solely for your benefit in connection with the formation of the Trusts and the issuance of the Shares and may not be used for any other purpose or relied upon by any other person other than you, without our prior written consent.

     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name where it appears in the Registration Statement and the Prospectus.



                              Very truly yours,


                              /s/ Skadden, Arps, Slate, Meagher & Flom LLP


                              Skadden, Arps, Slate, Meagher & Flom LLP